UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 31, 2004

                           ARIAD Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)


                 Delaware                 0-21696             22-3106987
         (State or other jurisdiction    (Commission        (I.R.S. Employer
             of incorporation)           File Number)     Identification No.)


           26 Landsdowne Street, Cambridge, Massachusetts         02139
             (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code: (617) 494-0400


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|  Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01         Entry into a Material Definitive Agreement.

On December 31, 2004, ARIAD Pharmaceuticals, Inc. (the "Registrant") and its subsidiaries, ARIAD Corporation and ARIAD Gene Therapeutics, Inc. (together with the Registrant, the "Borrowers"), entered into an Amendment No. 2 to Credit Agreement (the "Amendment") to the Credit Agreement dated March 12, 2003, as previously amended on December 31, 2003, between the Borrowers and Citizens Bank of Massachusetts (as amended, the "Credit Agreement").

The Amendment increases the balance of the term loan outstanding under the Credit Agreement as of December 31, 2004 by $3,000,000 to $9,575,000, increases monthly principal payments by $10,000 to $160,000 and extends the maturity date of the loan by one year to March 31, 2008, at which time the entire remaining outstanding balance of the loan and all accrued but unpaid interest will be due. The amendment also increases the minimum amount of unrestricted cash, cash equivalents and investments to be maintained by the Borrowers by $1 million to $13 million. In connection with the Amendment, the Borrowers also delivered a Second Amended and Restated Term Note in the amount of $9,575,000 to replace the Amended and Restated Term Note dated December 31, 2003.

The loan bears interest at the prime rate or LIBOR plus 2% as provided in the Credit Agreement and is secured by a lien on all assets of the Borrowers excluding intellectual property, which the Borrowers have agreed not to pledge to any other party except for certain permitted licensing arrangements. In addition to the requirements to maintain a minimum amount of cash, cash equivalents and investments noted above, the Credit Agreement requires the Borrowers to comply with various affirmative and negative financial and other covenants, including but not limited to restrictions on additional indebtedness, investments in subsidiaries, additional liens and sales of assets, and dividends, distributions or repurchases of common stock. Failure to comply with those covenants, or with the representations and warranties or other provisions of the Credit Agreement, may result in the acceleration of the Borrowers' debt thereunder.


ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed above in Item 1.01 "Entry into a Material Definitive Agreement" is hereby incorporated herein by reference.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ARIAD Pharmaceuticals, Inc.

                                   By: /s/Edward M. Fitzgerald
                                       -----------------------------------------
                                       Edward M. Fitzgerald
                                       Senior Vice President and Chief Financial
                                       Officer

Date:    January 5, 2005

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